SLM Student Loan Trust 1999-2 Quarterly Servicing Report
Collection Period 01/01/2005-03/31/2005 Distribution Date 04/25/2005

I. Deal Parameters

A	Student Loan Portfolio Characteristics	08/12/1999	12/31/2004	03/31/2005

	Principal Balance	$980,454,204.00	$240,538,681.68	$215,590,932.74
	Interest to be Capitalized Balance	20,137,259.00	1,542,852.89	1,434,372.81

	Pool Balance	$1,000,591,463.00	$242,081,534.57	$217,025,305.55
	Specified Reserve Account Balance	2,501,479.00	-N/A -	-N/A -

	Adjusted Pool (1)	$1,003,092,942.00	$242,081,534.57	$217,025,305.55

	Weighted Average Coupon (WAC)	8.01%	4.16%	4.15%
	Weighted Average Remaining Term	118.00	85.59	84.31
	Number of Loans	259,888	89,939	83,528
	Number of Borrowers	111,039	39,468	36,777
	Aggregate Outstanding Principal Balance - Tbill	$1,000,591,463.00	$242,080,438.08	$217,024,202.26
	Aggregate Outstanding Principal Balance - Commercial Paper	$—	$1,096.49	$1,103.29

	Since Issued CPR		13.57%	14.51%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40%of the original pool.

B	Debt Securities	Cusip/Isin	01/25/2005	04/25/2005

	A2L	78442GBL9	$101,581,534.57	$76,525,305.55
	A3L	78442GBM7	$104,500,000.00	$104,500,000.00
	Certs	78442GBN5	$36,000,000.00	$36,000,000.00

C	Account Balances	01/25/2005	04/25/2005

	Reserve Account Balance	$1,000,591.00	$1,000,591.00

D	Asset/Liability	01/25/2005	04/25/2005

	Adjusted Pool Balance	$242,081,534.57	$217,025,305.55
	Total Notes	$242,081,534.57	$217,025,305.55
	Difference	$—	$—
	Parity Ratio	1.00000	1.00000

II.       Trust Activity 01/01/2005 through 03/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	9,223,578.76
	Guarantor Principal	3,077,517.09
	Consolidation Activity Principal	13,477,077.67
	Seller Principal Reimbursement	1,591.80
	Servicer Principal Reimbursement	1,771.01
	Rejected Claim Repurchased Principal	20,481.00
	Other Principal Deposits	1,577.74

	Total Principal Receipts	$25,803,595.07

B	Student Loan Interest Receipts
	Borrower Interest	1,128,634.76
	Guarantor Interest	135,918.40
	Consolidation Activity Interest	99,597.90
	Special Allowance Payments	572,372.79
	Interest Subsidy Payments	226,713.38
	Seller Interest Reimbursement	806.54
	Servicer Interest Reimbursement	12,250.18
	Rejected Claim Repurchased Interest	661.62
	Other Interest Deposits	129,204.07

	Total Interest Receipts	$2,306,159.64

C	Investment Income	$126,668.08

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$154,782.56

I	Less: Funds Previously Remitted:
	Servicing Fees	$(354,279.91)
	Consolidation Loan Rebate Fees	$(37.65)

	Total Funds Previously Remitted	$(354,317.56)

J	AVAILABLE FUNDS	$28,036,887.79

K	Non-Cash Principal Activity During Collection Period	$(855,846.13)

L	Non-Reimbursable Losses During Collection Period	$553.11

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$21,142.62

N	Aggregate Loan Substitutions	$—

III. 1999-2 Portfolio Characteristics

		03/31/2005				12/31/2004
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	3.61%	1,084	$4,310,023.36	1.999%	3.61%	1,113	$4,347,097.58	1.807%

	GRACE	3.71%	211	$775,702.74	0.360%	3.70%	328	$1,364,450.42	0.567%

	DEFERMENT	3.68%	10,085	$31,601,904.16	14.658%	3.68%	10,477	$33,557,359.25	13.951%

REPAYMENT:	CURRENT	4.25%	55,993	$117,489,842.19	54.497%	4.25%	59,227	$131,394,942.18	54.625%

	31-60 DAYS DELINQUENT	4.24%	2,649	$8,395,242.98	3.894%	4.30%	3,116	$9,902,510.82	4.117%

	61-90 DAYS DELINQUENT	4.28%	1,485	$5,122,721.08	2.376%	4.27%	1,949	$7,043,008.17	2.928%

	91-120 DAYS DELINQUENT	4.22%	944	$3,499,828.92	1.623%	4.31%	1,310	$4,400,697.25	1.830%

	> 120 DAYS DELINQUENT	4.31%	3,156	$11,377,970.01	5.278%	4.27%	3,574	$12,675,218.43	5.270%

	FORBEARANCE	4.24%	7,395	$31,246,668.99	14.493%	4.24%	8,208	$33,590,668.98	13.965%

	CLAIMS IN PROCESS	4.25%	526	$1,771,028.31	0.821%	4.22%	635	$2,256,336.25	0.938%

	AGED CLAIMS REJECTED	0.00%	0	$0.00	0.000%	4.17%	2	$6,392.35	0.003%

TOTAL			83,528	$215,590,932.74	100.00%		89,939	$240,538,681.68	100.00%

*	Percentages may not total 100% due to rounding

Trust 1999-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

IV. 1999-2 Portfolio Characteristics (cont’d)

	03/31/2005	12/31/2004
Pool Balance	$217,025,305.55	$242,081,534.57
Total # Loans	83,528	89,939
Total # Borrowers	36,777	39,468
Weighted Average Coupon	4.15%	4.16%
Weighted Average Remaining Term	84.31	85.59
Non-Reimbursable Losses	$553.11	$30,818.29
Cumulative Non-Reimbursable Losses	$1,016,477.16	$1,015,924.05
Since Issued CPR	14.51%	13.57%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$21,142.62	$12,861.50
Cumulative Rejected Claim Repurchases	$319,112.08	$297,969.46
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—

Trust 1999-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

V. 1999-2 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	4.12%	55,537	$126,110,351.10	58.495%
	- GSL - Unsubsidized	4.02%	22,919	72,254,916.60	33.515%
	- PLUS Loans	4.84%	4,023	14,368,501.08	6.665%
	- SLS Loans	5.42%	1,047	2,831,930.95	1.314%
	- Consolidation Loans	8.75%	2	25,233.01	0.012%

	Total	4.15%	83,528	$215,590,932.74	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	4.15%	71,474	$192,859,826.14	89.456%
	- Two Year	4.14%	8,289	15,864,487.10	7.359%
	- Technical	4.21%	3,763	6,841,386.49	3.173%
	- Other	8.75%	2	25,233.01	0.012%

	Total	4.15%	83,528	$215,590,932.74	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			1,961,144.49
	Interest Subsidy Payments Accrued			$211,795.71
	Special Allowance Payments Accrued			$801,931.64
	Investment Income			$126,668.08

	Net Expected Interest Collections			$3,101,539.92
	Accrual Daycount Fraction			0.250000000
	Primary Servicing Fee			$522,194.88
	Admin Fee			$20,000.00
	Pool Balance at Beginning of Collection Pd			$242,081,534.57
	Student Loan Rate			4.22890%

*	Percentages may not total 100% due to rounding.

Trust 1999-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VI. 1999-2 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$28,036,887.79
A	Primary Servicing Fee	$167,914.97	$27,868,972.82
B	Administration Fee	$20,000.00	$27,848,972.82
C	Noteholders' Interest Distribution Amount	$1,514,991.13	$26,333,981.69
D	Certificateholders' Return Distribution Amount	$288,000.00	$26,045,981.69
E	Noteholders' Principal Distribution Amount	$25,056,229.02	$989,752.67
F	Certificateholders' Balance Distribution Amount	$—	$989,752.67
G	Reserve Account Reinstatement	$—	$989,752.67
H	Carryover Servicing Fee	$—	$989,752.67
I	Noteholders' Carryover Interest	$—	$989,752.67
J	Certificateholders' Carryover Return	$—	$989,752.67
K	Excess Distribution	$989,752.67	$—

Trust 1999-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005

VII. 1999-2 Distributions

A	Distribution Amounts		A2L	A3L	Certs
	Cusip/Isin		78442GBL9	78442GBM7	78442GBN5
	Beginning Balance		$101,581,534.57	$104,500,000.00	$36,000,000.00
	Index		LIBOR	LIBOR	LIBOR
	Spread/Fixed Rate		0.20%	0.28%	0.50%
	Daycount Fraction		0.25000000	0.25000000	0.25000000
	Interest Rate		2.90000%	2.98000%	3.20000%
	Accrued Interest Factor		0.007250000	0.007450000	0.008000000
	Current Interest Due		$736,466.13	$778,525.00	$288,000.00
	Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—
	Total Interest Due		$736,466.13	$778,525.00	$288,000.00
	Interest Paid		$736,466.13	$778,525.00	$288,000.00
	Interest Shortfall		$—	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest		$—	$—	$—
	Current Interest Carryover Due		$—	$—	$—
	Interest Carryover Paid		$—	$—	$—
	Unpaid Interest Carryover		$—	$—	$—
	Principal Paid		$25,056,229.02	$—	$—
	Ending Principal Balance		$76,525,305.55	$104,500,000.00	$36,000,000.00
	Paydown Factor		0.040478561	0.000000000	0.000000000
	Ending Balance Factor		0.123627311	1.000000000	1.000000000

B	Principal Distribution Reconciliation

	Prior Adjusted Pool Balance	$242,081,534.57

	Current Adjusted Pool Balance	$217,025,305.55

	Current Principal Due	$25,056,229.02

	Principal Shortfall from Previous Collection Period	0.00

	Principal Distribution Amount	$25,056,229.02

	Principal Paid	$25,056,229.02

	Principal Shortfall	$—

C	Reserve Account Reconciliation

	Beginning Period Balance	$1,000,591.00

	Reserve Funds Utilized	0.00

	Reserve Funds Reinstated	0.00

	Excess Distribution Deposit	989,752.67

	Balance Available	$1,990,343.67

	Required Reserve Acct Balance	$1,000,591.00

	Release to Excess Distribution Certificateholder	$989,752.67

	Ending Reserve Account Balance	$1,000,591.00

Trust 1999-2 Quarterly Servicing Report: Collection Period 01/01/2005 — 03/31/2005, Distribution Date 04/25/2005